Viad Corp Announces Second Quarter 2003 Results Earnings
                          Per Share of $0.47

                     The Company Lowers Full Year
                               Guidance


    PHOENIX--(BUSINESS WIRE)--July 24, 2003--

     Viad Corp to Initiate Separation of Payment Services Business

    Viad Corp (NYSE:VVI) today announced second quarter 2003 diluted earnings per share of $0.47 on revenue of $439.8 million, segment operating income of $59.5 million, and net income of $40.9 million.
    Robert H. Bohannon, chairman, president and chief executive officer said, "Second quarter results exceeded our expectations due to strong performance in the Convention and Event Services segment. Both GES and Exhibitgroup/Giltspur benefited from several large tradeshows that took place in the quarter and also from cost reductions and improved efficiency. For Payment Services, transaction volumes were strong, but low interest rates dampened overall results. MoneyGram showed excellent growth as agent and transaction volumes increased in both international and domestic markets. We're very pleased with the growth in this business."
    For the six months ended June 30, 2003, diluted earnings per share were $0.72 on revenue of $854.2 million, segment operating income of $96.7 million and net income of $62.9 million.

    Strategic Direction for Viad Corp

    The board of directors of Viad Corp has authorized the company to pursue the separation of the Travelers Express business from the remaining Viad businesses by means of a tax-free spin-off. The transaction would be subject to a number of conditions, including among other things, receipt of a satisfactory ruling from the Internal Revenue Service, confirmation that the long-term debt of Travelers Express would have an investment grade rating, availability of satisfactory banking and credit arrangements for each of the businesses, and final approval of the board of directors of Viad. Viad intends to file for the Internal Revenue Service ruling on or before August 8, 2003. The company will tender for its public debt concurrent with the transaction. The transaction is not expected to be consummated earlier than the first quarter of 2004, and no assurances can be given that any such transaction will be consummated. An initial public offering of Travelers Express is not intended at this time. Citigroup Global Markets Inc. and Lehman Brothers have been retained to advise Viad in the transaction.
    Bohannon said, "We're pleased to announce our intention to establish Travelers Express as a separate publicly-traded entity. We believe this is the right time to move forward. As a separate company Travelers Express will have greater opportunity to grow, and will have its own equity for acquisitions and strategic investments that will ultimately benefit shareholders. We look forward to reporting our progress to you as we proceed toward a separation."

    Credit Rating

    Bohannon added, "During the quarter, we met with the rating agencies about the possibility of separating Travelers Express from the company. In the course of these discussions, we have received preliminary positive indications that, if Travelers Express is separated and based on certain balance sheet assumptions, a stand-alone Travelers Express entity would have an investment grade rating." Bohannon added, "As we have said many times before, one of the primary conditions in a separation of Travelers Express is that it is able to obtain an investment grade rating on a stand-alone basis."
    As a result of today's announcement about the company's intention to separate Travelers Express, there may be negative implications with respect to Viad's current credit rating from the rating agencies. The reason for this would be that the existing debt of Viad Corp will, in all probability, not be investment grade following a separation of Travelers Express. Bohannon commented, "I want to make it very clear that as part of the transaction we would tender for all of Viad's existing public debt."

    Second Quarter and Year-to-Date 2003 Financial Highlights

    Highlights of the 2003 second quarter, compared to second quarter and year-to-date 2002 results, are presented below.


                                                Q2 2003 Q2 2002 Change
                                                ------- ------- ------
                                                ($ in millions)
Revenue                                         $439.8  $404.4    8.8%
Segment operating income                        $ 59.5  $ 52.5   13.4%
Operating margins (1)                             13.5%   13.0% 50 bps
Net income                                      $ 40.9  $ 29.7   37.5%
Cash flow (EBITDA) (3)                          $ 71.3  $ 59.1   20.6%
Free cash flow (3)                              $ 20.0  $ 21.1   -5.3%


                                        YTD 2003     YTD 2002   Change
                                       ----------- ------------ ------
                                           ($ in millions)
Revenue                                $    854.2  $   843.2     1.3%
Segment operating income               $     96.7  $    98.8    -2.1%
Operating margins (1)                        11.3%      11.7%  -40 bps
Net income (2)                         $     62.9  $    20.4       NM
Cash flow (EBITDA) (3)                 $    118.0  $   115.3     2.3%
Free cash flow (3)                     $     37.8  $    59.5   -36.5%



(1) For operating margins, the change from the prior year period is presented in basis points.

(2) 2002 year-to-date net income includes a net of tax goodwill impairment charge related to the initial adoption of SFAS No. 142 of $37.7 million. Excluding that charge, 2003 year-to-date net income of $62.9 million would have been up 8.2 percent as compared to the 2002 amount of $58.1 million.

(3) EBITDA is defined by Viad as income before interest expense, income taxes, depreciation and amortization and changes in accounting principles. Free cash flow is defined by Viad as net cash provided by operating activities, less the change in payment service assets and obligations, capital expenditures, and dividends. EBITDA and free cash flow are supplemental to results presented under accounting principles generally accepted in the United States of America (GAAP) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are used by management to assess the company's ability to service debt, fund capital expenditures and finance growth, and should be considered in addition to, but not as a substitute for, other measures of financial performance and liquidity reported in accordance with GAAP. See Table Two for a reconciliation of net income to EBITDA, and a reconciliation of net cash provided by operating activities to free cash flow.

    Also, during the second quarter and year-to-date:

         Second Quarter 2003          Six Months Ended June 30, 2003
----------------------------------------------------------------------

   --  Debt was reduced by $94     --  Debt was reduced $100 million
       million to $262 million         compared to December 31, 2002.
       compared to first quarter
       2003.

   --  Cash and corporate          --  Cash and corporate investments
       investments were $122           decreased by $182 million
       million, down $82 million       compared to December 31, 2002
       from the first quarter          after debt pay-down and
       2003.  In the quarter,          acquisition of the minority
       the company paid off $100       interest in MoneyGram
       million of 6.625 percent        International Limited.
       medium-term notes.



    Payment Services

    Payment Services' revenue for the second quarter 2003 grew 6.2 percent to $203.6 million, up from $191.8 million in the second quarter 2002. Segment operating income was down 10.3 percent to $31.5 million compared with $35.1 million in 2002, and operating margins for the quarter were 15.5 percent compared with 18.3 percent in the second quarter of 2002.
    MoneyGram's transaction volume grew by 30 percent compared to second quarter 2002. MoneyGram's agent base increased by 8 percent in comparison to the prior year quarter.
    Payment Services' total average float investment balances were $7.1 billion for the quarter, up nearly 25 percent from the prior year quarter. Net float income (float investment income less commission expenses and excluding gains and losses) was $21.2 million in the second quarter 2003, down $6.4 million, compared to the prior year second quarter. See Table Three for current and historical net float margins.
    "MoneyGram had another terrific quarter," said Bohannon. "Transaction volume and revenue growth were strong. This business has a bright future in a market that shows no signs of slowing down. In the Money Order business, Travelers Express experienced margin improvement in what is already a stellar business. While interest rates continue to dampen the growth of PrimeLink/Official Check, this is still a great business that is benefiting the company."

    Convention and Event Services

    Convention and Event Services' revenue was $223.9 million, an increase of 12.3 percent from $199.5 million in the second quarter 2002. Segment operating income was up 74.9 percent to $25.2 million compared with $14.4 million in the 2002 second quarter and operating margins for the quarter were 11.3 percent compared with 7.2 percent in the 2002 second quarter. In the second quarter, both GES and Exhibitgroup/Giltspur benefited as the companies' customers participated in large tradeshows as well as from operating efficiency improvements. Also, in the second quarter, GES serviced the Plastics Show, which occurs every three years and contributed significantly to revenue and operating income.

    Travel and Recreation Services

    Travel and Recreation Services' revenue was $12.3 million, a decrease of 6.4 percent from $13.1 million in the second quarter 2002. Operating income was $2.8 million, down slightly from $2.9 million in the 2002 second quarter. These results reflect a continued slowdown in worldwide travel most recently due to the SARS health issue, which has affected travel from Asia and Europe to Canada.

    2003 Outlook

    Viad Corp provides the following guidance for third quarter and full year 2003. This guidance is subject to change as a variety of factors can affect actual operating results. These factors are identified in the safe harbor language at the end of the press release.

    Third Quarter 2003

    -- Viad Corp earnings are expected to be lower than third quarter 2002. Diluted EPS is expected to be in the range of $0.25 to $0.28.

    -- Payment Services segment revenue is expected to remain relatively flat to third quarter 2002 revenue of $203.8 million.

    -- Payment Services segment operating income is expected to decline by a low to mid twenties rate from third quarter 2002 operating income of $33.8 million.

    -- Convention and Event Services segment revenue is expected to decrease at a low to mid twenties rate due to negative show rotation compared to third quarter 2002 revenue of $171.6 million.

    -- Convention and Event Services segment operating income is expected to fall slightly below breakeven compared to third quarter 2002 operating income of $2.2 million, due to negative show rotation.

    Full Year 2003

    Viad Corp is lowering full year guidance from its previous guidance range of $1.34 to $1.39. For 2003, diluted EPS is now expected to be in the range of $1.20 to $1.23. This guidance reflects even more substantial compression in Travelers Express's net float margin than projected at the end of first quarter 2003. This compression is expected to result from lower available yields for new and reinvested mortgage-security balances. Contributing to margin compression are fixed rate payment obligations associated with interest rate swaps. The maturity and turnover of swaps is slower than that of the investments that are prepaying. Most of the derivative notional amount of $3.8 billion outstanding at December 31, 2002, will expire during the period 2005 through 2008. The guidance also assumes slower seasonal business in the second half for the convention and event companies.

    Payment Services Segment Guidance for Full Year 2003

    -- Payment Services segment revenue is expected to grow at a low to mid single-digit rate in comparison to 2002 revenue of $773.6 million.

    -- Payment Services segment operating income is expected to decline at a low to mid teens rate in comparison to 2002 operating income of $125.5 million.

    The revenue and operating income outlook for Payment Services assumes that:

    -- MoneyGram transaction volume continues to grow at a rate similar to the first half of 2003.

    --  Money Order transaction volumes will be flat to second quarter
        2003 levels.

    -- Average investable balances are expected to grow between $750 million and $850 million for the year.

    -- Net float income will continue to decline through the fourth quarter, primarily due to continued significant prepayment of mortgage-related securities.

    Convention and Event Services Segment Guidance for Full Year 2003

    -- Convention and Event Services segment revenue is expected to decline at a high single-digit rate in comparison to 2002 revenue of $786.2 million, primarily due to decreased demand for exhibit construction.

    -- Convention and Event Services segment operating income is expected to increase at a mid to high teens rate in comparison to 2002 operating income of $37.6 million, primarily due to ongoing cost reductions and operating process improvements.

    Bohannon concluded, "As we look toward 2004, we are more optimistic. Mortgage refinancing activity is expected to slow down and almost $1 billion in swaps will mature between now and the first quarter of 2004, which should benefit Travelers Express. Furthermore, recent news of optimism about the economy bodes well for all of Viad's businesses."
    Viad is a $1.6 billion revenue S&P MidCap 400 company. Major subsidiaries include Travelers Express/MoneyGram of Minneapolis, GES Exposition Services of Las Vegas and Exhibitgroup/Giltspur of Chicago. For more information, visit the company's Web site at www.viad.com.

    Forward Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995" Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, or expectations or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, tax rates, restructuring plans (including timing and realization of cost savings), investment yield impairment, and market risk. Actual results could differ materially from those projected in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for convention and event services, existing and new competition, industry alliances, consolidation, and growth patterns within the industries in which Viad competes and any further deterioration in the economy may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war, could affect the forward-looking statements in this press release.
    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company.


                      VIAD CORP AND SUBSIDIARIES
            TABLE ONE - QUARTERLY AND YEAR-TO-DATE RESULTS
                              (UNAUDITED)


                    Quarter Ended June 30,   Six Months Ended June 30,
                  -------------------------- -------------------------
(000 omitted, except per share data)

                     2003      2002      %      2003      2002      %
                   --------  -------- ------  --------  -------- -----


Revenues (Note A) $439,830  $404,401    8.8% $854,179  $843,223   1.3%
                   ========  ======== ======  ========  ======== =====


Segment operating
 income (Note A)  $ 59,517  $ 52,461   13.4% $ 96,689  $ 98,787  -2.1%
Restructuring
 recovery (Note
 B)                  1,276         -     NM     1,276         -    NM
Corporate
 activities and
 minority
 interests          (2,956)   (7,291)  59.5%   (6,701)  (11,851) 43.5%
Net interest
 expense            (3,069)   (3,575)  14.2%   (6,117)   (7,364) 16.9%
                   --------  -------- ------  --------  -------- -----
Income before
 income taxes       54,768    41,595   31.7%   85,147    79,572   7.0%
Income taxes       (13,900)  (11,880) -17.0%  (22,248)  (21,461) -3.7%
                   --------  -------- ------  --------  -------- -----
Income before
 change in
 accounting
 principle          40,868    29,715   37.5%   62,899    58,111   8.2%
Change in
 accounting
 principle (Note
 C)                      -         -     NM         -   (37,739)   NM
                   --------  -------- ------  --------  -------- -----
Net income        $ 40,868  $ 29,715   37.5% $ 62,899  $ 20,372    NM
                   ========  ======== ======  ========  ======== =====

Diluted income
 per common
 share:
    Income before
     change in
     accounting
     principle    $   0.47  $   0.34   38.2% $   0.72  $   0.66   9.1%
    Change in
     accounting
     principle           -         -     NM         -     (0.43)   NM
                   --------  -------- ------  --------  -------- -----
    Net income
     per share    $   0.47  $   0.34   38.2% $   0.72  $   0.23    NM
                   ========  ======== ======  ========  ======== =====

Basic income per
 common share:
    Income before
     change in
     accounting
     principle    $   0.47  $   0.34   38.2% $   0.72  $   0.67   7.5%
    Change in
     accounting
     principle           -         -     NM         -     (0.44)   NM
                   --------  -------- ------  --------  -------- -----
    Net income
     per share    $   0.47  $   0.34   38.2% $   0.72  $   0.23    NM
                   ========  ======== ======  ========  ======== =====

Common shares treated as
 outstanding for net
 income per share
 calculations:

     Average
      outstanding
      shares        86,224    86,693   -0.5%   86,116    86,394  -0.3%
                   ========  ======== ======  ========  ======== =====

     Average
      outstanding
      and
      potentially
      dilutive
      shares        86,508    87,672   -1.3%   86,418    87,200  -0.9%
                   ========  ======== ======  ========  ======== =====

NM = not meaningful


                      VIAD CORP AND SUBSIDIARIES
        TABLE ONE - NOTES TO QUARTERLY AND YEAR-TO-DATE RESULTS
                              (UNAUDITED)

(A) Reportable Segments


                   Quarter Ended June 30,   Six Months Ended June 30,
                 -------------------------- --------------------------
 (000 omitted)     2003      2002      %      2003      2002      %
                 --------- --------- ------ --------- --------- ------

 Revenues:
   Payment
    Services     $203,640  $191,822    6.2% $392,651  $372,667    5.4%
   Convention
    and Event
    Services      223,897   199,450   12.3%  445,953   454,257   -1.8%
                 --------- --------- ------ --------- --------- ------
     Reportable
      segments    427,537   391,272    9.3%  838,604   826,924    1.4%
   Travel and
    Recreation
    Services       12,293    13,129   -6.4%   15,575    16,299   -4.4%
                 --------- --------- ------ --------- --------- ------
   Total
    revenues     $439,830  $404,401    8.8% $854,179  $843,223    1.3%
                 ========= ========= ====== ========= ========= ======

 Segment
  operating
  income:
   Payment
    Services      $31,527   $35,144  -10.3%  $51,668   $60,729  -14.9%
   Convention
    and Event
    Services       25,200    14,410   74.9%   43,805    36,654   19.5%
                 --------- --------- ------ --------- --------- ------
     Reportable
      segments     56,727    49,554   14.5%   95,473    97,383   -2.0%
   Travel and
    Recreation
    Services        2,790     2,907   -4.0%    1,216     1,404  -13.4%
                 --------- --------- ------ --------- --------- ------
                  $59,517   $52,461   13.4%  $96,689   $98,787   -2.1%
                 ========= ========= ====== ========= ========= ======


(B) Restructuring Recovery -- In the 2001 third quarter, Viad recorded restructuring charges totaling $66.1 million ($39.9 million after-tax) consisting of costs associated with the closure and consolidation of certain facilities, severance and other employee benefits in the Convention and Event Services segment. In the 2003 second quarter, $1.3 million of the reserve was reversed as certain costs originally anticipated in the restructuring plan will not be incurred.

(C) Change in Accounting Principle -- In June 2002, in accordance with Viad's adoption of SFAS No. 142, a transitional impairment test for goodwill was completed. This test resulted in a $40.0 million ($37.7 million after-tax) impairment of goodwill associated with Viad's Convention and Event Services segment. This impairment was retroactively restated to the first quarter of 2002 as a cumulative effect of a change in accounting principle in accordance with SFAS No. 142.


                      VIAD CORP AND SUBSIDIARIES
                 TABLE TWO - EBITDA AND FREE CASH FLOW
                              (UNAUDITED)


                   Quarter Ended June 30,   Six Months Ended June 30,
                  ------------------------- --------------------------
(000 omitted)       2003     2002      %      2003      2002      %
                  --------- -------- ------ --------- --------- ------

EBITDA:
 Net income        $40,868  $29,715   37.5%  $62,899   $20,372     NM
 Change in
  accounting
  principle              -        -     NM         -    37,739     NM
                  --------- -------- ------ --------- --------- ------
 Income before
  change in
  accounting
  principle         40,868   29,715   37.5%   62,899    58,111    8.2%
 Interest expense    3,934    4,926   20.1%    8,086    10,007   19.2%
 Income taxes       13,900   11,880  -17.0%   22,248    21,461   -3.7%
 Depreciation and
  amortization      12,579   12,596    0.1%   24,794    25,753    3.7%
                  --------- -------- ------ --------- --------- ------
 EBITDA as
  adjusted         $71,281  $59,117   20.6% $118,027  $115,332    2.3%
                  ========= ======== ====== ========= ========= ======

                   Quarter Ended June 30,   Six Months Ended June 30,
                  ------------------------- --------------------------
(000 omitted)       2003     2002      %      2003      2002      %
                  --------- -------- ------ --------- --------- ------

Free Cash Flow:
 Net cash
  provided by
  operating
  activities      $448,428  $26,796     NM  $634,376   $92,616     NM
 Change in payment
  service assets
  and obligations (409,449)  13,099     NM  (554,184)      766     NM
                  --------- -------- ------ --------- --------- ------
  Subtotal          38,979   39,895   -2.3%   80,192    93,382  -14.1%
  Less:
   Capital
    expenditures   (10,977) (10,707)  -2.5%  (18,183)  (17,711)  -2.7%
   Dividends paid   (8,039)  (8,107)   0.8%  (16,078)  (16,150)   0.4%
   Dividend paid
    to minority
    interest             -        -     NM    (8,115)        -     NM
                  --------- -------- ------ --------- --------- ------
   Free cash flow  $19,963  $21,081   -5.3%  $37,816   $59,521  -36.5%
                  ========= ======== ====== ========= ========= ======

NM = not meaningful


                      VIAD CORP AND SUBSIDIARIES
               TABLE THREE - NET FLOAT INCOME AND MARGIN
                              (UNAUDITED)

Analysis of Average Balances, Float and Average Yields and Interest
 Rates:



                               Quarter Ended June 30,
              --------------------------------------------------------
                                       2003
              -------------------------------------------------------
(000 omitted)    Average          Income/              Yield/
                 Balance          Expense               Rate
              -------------- ----------------- ----------------------
Investments
 available or
 restricted
 for payment
 service
 obligations     $7,142,154           $82,017                   4.61%

Payment
 service
 obligations
 (1)             $5,792,583            60,802                   4.21%
                             -----------------

Net float income
 and margin                           $21,215                   1.19%
                             =================

                             Six Months Ended June 30,
              --------------------------------------------------------
                                       2003
              -------------------------------------------------------
(000 omitted)    Average          Income/              Yield/
                 Balance          Expense               Rate
              -------------- ----------------- ----------------------
Investments
 available or
 restricted
 for payment
 service
 obligations     $6,940,122          $168,656                   4.90%

Payment
 service
 obligations
 (1)             $5,568,136           119,728                   4.34%
                             -----------------

Net float income
 and margin                           $48,928                   1.42%
                             =================

Changes in Float Income and Commission Expense - Due to Changes in
 Average Investable Balances and Interest Rates:

                               Quarter Ended June 30,
              --------------------------------------------------------
                                   2003 vs. 2002
              -------------------------------------------------------
(000 omitted)  Balance (2)     Yield/Rate (2)             Total
              -------------- ----------------- -----------------------

Float income        $21,163          $(24,879)               $(3,716)

Commission
 expense            $20,331          $(17,617)                $2,714

Net float
 income              $6,824          $(13,254)               $(6,430)

                             Six Months Ended June 30,
              --------------------------------------------------------
                                   2003 vs. 2002
              -------------------------------------------------------
(000 omitted)  Balance (2)     Yield/Rate (2)           Total
              -------------- ----------------- -----------------------

Float income        $35,503          $(37,462)               $(1,959)

Commission
 expense            $33,673          $(27,640)                $6,033

Net float
 income             $11,844          $(19,836)               $(7,992)




                               Quarter Ended June 30,
              --------------------------------------------------------
                                       2002
              --------------------------------------------------------
(000 omitted)      Average             Income/             Yield/
                   Balance             Expense              Rate
              ---------------- ----------------------- ---------------
Investments
 available or
 restricted
 for payment
 service
 obligations       $5,728,179                 $85,733            6.00%

Payment
 service
 obligations
 (1)               $4,290,814                  58,088            5.43%
                               -----------------------

Net float income
 and margin                                   $27,645            1.94%
                               =======================

                             Six Months Ended June 30,
              --------------------------------------------------------
                                       2002
              --------------------------------------------------------
(000 omitted)      Average             Income/             Yield/
                   Balance             Expense              Rate
              ---------------- ----------------------- ---------------
Investments
 available or
 restricted
 for payment
 service
 obligations       $5,744,726                $170,615            5.99%

Payment
 service
 obligations
 (1)               $4,295,832                 113,695            5.34%
                               -----------------------

Net float income
 and margin                                   $56,920            2.00%
                               =======================

Changes in Float Income and Commission Expense - Due to Changes in
 Average Investable Balances and Interest Rates:

                               Quarter Ended June 30,
              --------------------------------------------------------
                                   2002 vs. 2001
              --------------------------------------------------------
(000 omitted)   Balance (2)         Yield/Rate (2)          Total
              ---------------- ----------------------- ---------------

Float income          $13,507                 $(2,132)        $11,375

Commission
 expense              $14,324                 $(7,865)         $6,459

Net float
 income                $4,129                    $787          $4,916

                             Six Months Ended June 30,
              --------------------------------------------------------
                                   2002 vs. 2001
              --------------------------------------------------------
(000 omitted)   Balance (2)         Yield/Rate (2)          Total
              ---------------- ----------------------- ---------------

Float income          $35,877                 $(9,135)        $26,742

Commission
 expense              $39,775                $(26,429)        $13,346

Net float
 income               $10,853                  $2,543         $13,396


(1) Commissions are paid to financial institution customers based upon average outstanding balances generated by the sale of official check products only. The expense reported includes those payments made to financial institution customers, costs associated with swaps and the sale of receivables program. The average balance in the table reflects only the payment service obligations for which commissions are paid and does not include the average balance of the sold receivables ($433 million and $442 million for second quarter 2003 and 2002, respectively) as these are not recorded on the Consolidated Balance Sheets. Commission expense is classified as "Costs of services" in the Consolidated Statements of Income.


(2) Net float income for the "balance" and "yield/rate" columns is not the net of "float income" and "commission expense" as each of these amounts is calculated independently.





                      VIAD CORP AND SUBSIDIARIES
         SUPPLEMENTAL TABLE A - RESTATED NET INTEREST MARGINS
                              (UNAUDITED)
                                          As
                                        Originally    As
                                        Reported(a) Restated
                                        --------------------

First quarter 2001                       1.94%       1.94%
Second quarter 2001                      1.93%       1.88%
Third quarter 2001                       2.04%       2.01%
Fourth quarter 2001                      2.11%       2.00%
Full year 2001                           2.02%       1.96%

First quarter 2002                       2.08%       2.06%
Second quarter 2002                      1.98%       1.94%
Third quarter 2002                       1.70%       1.69%
Fourth quarter 2002                      1.71%       1.62%
Full year 2002                           1.86%       1.81%

First quarter 2003                       1.91%       1.67%

(a) Originally reported amounts from 2001-2002 are from Supplemental Table A from Viad's fourth quarter 2002 earnings release dated January 23, 2003. First quarter 2003 originally reported amount is from Table Three from Viad's first quarter 2003 earnings release dated April 24, 2003.



    CONTACT: Viad Corp
             Patricia D. Phillips, 602-207-1040 (Investor Relations) pphillip@viad.com